EXHIBIT 99(a)

TRANSCRIPT FOR   INTERNATIONAL PAPER             STATION    CNBC-TV
PROGRAM          MONEY WHEEL 2PM                 CITY       NEW YORK
DATE             01/10/95    2:20 PM             AUDIENCE
SUBJECT          JOHN GEORGES

                               BROADCAST EXCERPT

     NEIL CAVUTO (ANCHOR): Well, don't look now, but paper's on a roll, as in paper companies, as in paper stocks, considered classic cyclical plays, and they're coming back with a big vengeance. Here to tell us a little bit more about it, the Chairman and CEO of International Paper, John Georges. Right now just out with earnings today that really just got the street sizzling, in line with estimates, $1.23 a share. The stock right now as we speak is down 3/8 at 77-3/8, but that is still within just a whisper of the year high of 80. This stock had a year low, I believe, of 60, and as a result, John Georges is getting a lot richer. Congratulations.

     JOHN GEORGES (CHAIRMAN/CEO, INTL PAPER): Thank you.

     CAVUTO: You know, I talked to a number of analysts in your industry, Mr. Georges, and they kind of say the same thing, that the good times will continue, that capacity is such, demand is such, that the paper issues themselves could have a very good 1995. And they all couch it if the Fed doesn't drive us into a recession. How do you feel about that?

     GEORGES: Well, I think they're right. I think the dynamic forces around the world are with us. Not only is our economy doing well, but equally important, economies around the world, which demand paper --

     CAVUTO: Not in America today.

     GEORGES: No, but whether it's Japan, the Far East, Europe, demand is high and we pretty much know how much capacity's going to come on stream over the next couple of years. Everything is very tight and will remain that way for several years. Now granted, if we go into a real recession, that will slow things down, but short of that, we're going to have some pretty exciting years in front of us.

     CAVUTO: Now you were not as badly affected by the bad times for your industry as some of your counterparts because you made a number of key acquisitions in both the production and the distribution arena, the latter of which you've been very busy of late, that sort of buffeted you. Are you ready for the next slowdown?

     GEORGES: Yes, we are. In fact, when we went to the financial community a few months ago, we told them that's what our objectives in '95 were. We're to prepare for the next slowdown. We have some very exciting programs within the company to get our costs down by several hundred million dollars, and we have sort of told them that if $2.50 was the bottom in this last cycle, it's going to be closer to four and $4.50 in the next cycle.

     CAVUTO: All right.  But a lot of this is coming against periods that were not that great for your industry. After all, it was little more than a year ago when you were coming off 50-52 year lows in prices for everything from container board to a variety of forest-related product goods and services. So I'm just wondering whether when you make a comparison against this strong quarter next year, the goods are still there.

     GEORGES: Next year, we're going to have a great year -- no question about it -- and the year following. Nevertheless, we are cyclical. We'll have a downturn sometime in the future, whether it's three or four years off, and it's our job to get ourselves to a point where we do better then what we're doing now.

     CAVUTO: Is that why -- I spoke to Mark Rodgers, who follows your company very closely for Prudential Securities. He speaks very highly of you and your company, but he couches a lot of his bets on your future performance to how well some of your acquisitions fare. Not only what you have been doing with takeovers across the globe, but here domestically, and rolling that in with the Fed and concerns about the Fed. There seems to be a lot of intangibles that have to come together for you.

     GEORGES: Well, the Fed is likely to hurt the wood part of the business, which is geared to home building. That's going to slow down first, but we are not that big in that. It's important to us, but not that important. The paper side of the business has several years to go and that's an area where we're good at and getting better all the time, both here and around the world. And so we feel very comfortable about what's going on.

     CAVUTO: Of late, besides the domestic news you've been making with the Kirk Paper acquisition and then your Resource Net International move to acquire two Michigan-based, I believe, printing paper distribution networks, anything else planned?

     GEORGES: Oh, we look at a lot of things, as you can imagine. Our track record is such that people come to us. On the other hand, we're careful. It's the kind of business that if you make an acquisition at the right price, it can be very helpful. If you overpay, it's very unforgiving. And so we do that in a careful, disciplined manner, and if you do it well, I think it's a plus. It's been a plus for us.

     CAVUTO: Can a Republican-controlled Congress kind of work against you insofar as the zeal among environmentalists to protect the spotted owl on one occasion, another animal on another occasion, artificially crimp supply and as a result boost prices? You benefitted, Georgia Pacific benefitted, Warehauser (Sp.), and many of the others. If Republicans are less zealous in that regard, couldn't it backfire?

     GEORGES: Well, some of the financial analysts look at it, but that's a very short-term view. My major concern is the long term and how we remain competitive against those people around the world who are really after our business and our market. So from that point of view, I look forward to a better balance in the regulatory arena because I would hope that would help us be more competitive long-term, and this is an international business.

     CAVUTO: Let's talk a little bit about your group.  As you say, it's a cyclical group -- that is, the paper stocks in general -- generally trading at a discount to market multiples on average of 10% to 15% below those market multiples. Yet even by that math, you still appear to be getting burned, by the Wall Street adage. A lot of folks tell me, Mr. Rodgers included, that you should be a $135 stock a year from now.

     GEORGES: Well, I hope he's right.

     CAVUTO: But again, it gets back to this issue that the street generally frowns on cyclicals when it feels, for example, that the path has sort of run its course.

     GEORGES: I really have no complaint. If you look at the multiples we've been operating under the last couple of years, we're up in the 20s.

     CAVUTO: 26 right now.

     GEORGES: Right. We've been anticipating this boom, so I can't complain about the way the market has treated us.

     CAVUTO: You are different than your colleagues.

     GEORGES: I think the proof will be as to where we go from here when we start demonstrating the high earnings, and we're going to have some very high earnings years here in the next couple of years. Then we'll see whether Rodgers is right.

     CAVUTO: All right. Now you have also talked about expansion abroad and I wonder whether that is an acknowledgement that you don't see much more bang for the paper buck in the United States.

     GEORGES: Not true. We have major expansion going on in the United States right now. We have some 700,000 tons of paper coming on line in '95. Our timing is exquisite. But nevertheless, we think we can grow more than that, and that's why we're quite interested in the international scene. That and the balance that it provides.

     CAVUTO: If, for example, we start seeing rates moving up abroad, and we've seen whisperings of that certainly in Britain and in France and in Italy, not yet Germany, but they're talking about variable market rates and that sort of thing just today, does that cast a pall on all this?

     GEORGES: I don't think so. I think the economy is just starting its recovery in Europe. I mean, the UK's has been going on for two or three years, but the rest of it, this is the first year that it's had a little bit of an upbeat.

     CAVUTO: And they don't have a spotted owl.

     GEORGES: That's right. So I suspect Europe is going to be on a roll here for a couple of years.

     CAVUTO: All right. Well, Mr. Georges, again, congratulations. Very nice earnings. John Georges is the man who runs International Paper. Its stock down

3/8 to 77.  Again, that's close to a year high of 80.